Exhibit 2.1

AMENDMENT NO. 1 TO MERGER AGREEMENT

This AMENDMENT NO. 1 TO MERGER AGREEMENT (this “Amendment”), dated as of August 8, 2025, is made by and among Bausch Health Americas, Inc., a Delaware corporation (“Parent”), BHC Lyon Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), DURECT Corporation, a Delaware corporation (the “Company”) . Parent, Merger Sub, and the Company are collectively referred to as the “Parties” and individually as a “Party”. Unless context otherwise requires, capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, that certain Agreement and Plan of Merger, dated as of July 28, 2025 (the “Merger Agreement”), was entered into by and among Parent, Merger Sub, the Company and, solely for purposes of Section 6.10 thereof, Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia; and

WHEREAS, pursuant to Sections 8.4(a) and 8.4(b) of the Merger Agreement, Parent, Merger Sub and the Company wish to amend and extend the time for the performance of certain obligations and acts of the Parties, as set forth in the Merger Agreement, in the manner set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to the Merger Agreement. Section 2.1(a)(i) of the Merger Agreement is hereby amended and restated in its entirety as follows: “Provided that this Agreement will not have been terminated pursuant to Article 8, as promptly as practicable after the date of this Agreement (but in no event more than 11 Business Days thereafter), Merger Sub will (and Parent will cause Merger Sub to) commence (within the meaning of Rule 14d-2 under the Exchange Act) the offer to purchase any and all of the outstanding Company Shares at a price per Company Share, subject to the terms of Section 2.1(c), equal to the Offer Price.”

2. Effect of Amendment. This Amendment shall not constitute an amendment, extension or waiver of any provision of the Merger Agreement not expressly amended, extended or waived herein and shall not be construed as an amendment, extension, waiver or consent to any action that would require an amendment, extension, waiver or consent, except as expressly stated herein. The Merger Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment; provided, that references in the Merger Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to the date of July 28, 2025.

3. The following Sections of the Merger Agreement shall be deemed incorporated into, made part of and shall apply mutatis mutandis to, this Amendment: Sections 1.2 (Additional Interpretations); 8.4 (Amendment; Extension and Waiver); 9.2 (Notices); 9.3 (Entire Agreement); 9.4 (Severability); 9.5 (Assignment); 9.6 (Third Party Beneficiaries); 9.7 (Governing Law); 9.8 (Consent to Jurisdiction); 9.9 (WAIVER OF JURY TRIAL); 9.10 (Remedies); and 9.11 (Counterparts);

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.

BY:	BAUSCH HEALTH AMERICAS, INC.

By:	/s/ William Woodfield
	Name:	William Woodfield
	Title:	Senior Vice President, Treasurer

BY:	BHC LYON MERGER SUB, INC.

By:	/s/ William Woodfield
	Name:	William Woodfield
	Title:	Treasurer and Secretary

[Signature Page to Amendment No. 1 to Merger Agreement]

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.

DURECT CORPORATION

By:	/s/ James E. Brown
Name:	James E. Brown
Title:	President & Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]